Exhibit 99.1

Del Taco Restaurants, Inc. Announces Fiscal Fourth Quarter and Fiscal Year 2016 Financial Results

Company Operated and System-wide comparable restaurant sales growth of 5.3% and 5.5%, respectively, in Fiscal Fourth Quarter;

Provides Guidance for Fiscal Year 2017

Conference call and webcast will be held at 8:00 a.m. ET today

LAKE FOREST, Calif.--(BUSINESS WIRE)--March 13, 2017--Del Taco Restaurants, Inc. (“Del Taco” or the “Company”), (NASDAQ:TACO), the second largest Mexican-American QSR chain by units in the United States, operating restaurants under the name Del Taco, today announced fiscal fourth quarter and fiscal year 2016 financial results. The Company also provided guidance for fiscal year 2017.

The fiscal fourth quarter and fiscal year 2016 ended January 3, 2017 consisted of a 17 and 53 week period, respectively. The fiscal fourth quarter and fiscal year 2015 ended December 29, 2015 consisted of a 16 and 52 week period, respectively. Comparable restaurant sales growth for the 17th and 53rd week in the fiscal fourth quarter and fiscal year 2016 was calculated by comparing it to the “like week” in the prior year.

Del Taco became a public company when it completed a business combination with Levy Acquisition Corp. on June 30, 2015. This resulted in a fiscal year 2015 financial statement presentation that includes a predecessor period for the twenty-six weeks ended June 30, 2015 followed by a successor period for the twenty-six weeks ended December 29, 2015. The financial results for fiscal year 2015 referenced herein have been aggregated to reflect, on a pro forma basis, the combined successor and predecessor periods for the fifty-two weeks ended December 29, 2015.

Fiscal Fourth Quarter 2016 Highlights

  System-wide comparable restaurant sales growth of 5.5% and company-operated comparable restaurant sales growth of 5.3%, marking the 13th and 18th consecutive quarter of gains, respectively;
    Company-operated comparable restaurant sales growth comprised average check growth of 3.3%, including nearly 1% of menu mix growth, and a transaction increase of 2.0%;
  Total revenue of $150.2 million, representing 12.6% growth from the fiscal fourth quarter 2015. On a comparable 16-week basis, total revenue increased 6.4%;

  Company restaurant sales of $144.4 million, representing 12.8% growth from the fiscal fourth quarter 2015. On a comparable 16-week basis, restaurant sales increased 6.5%;
  Net income increased to $8.0 million, representing diluted earnings per share of $0.20, compared to $4.8 million in the fiscal fourth quarter 2015, representing diluted earnings per share of $0.12. Fiscal fourth quarter 2016 results included an estimated $0.01 benefit to diluted earnings per share from the additional operating week;
  Restaurant contribution margin, a non-GAAP financial measure, of 21.5%, an improvement of approximately 30 basis points from the fiscal fourth quarter 2015;
  Adjusted EBITDA, a non-GAAP financial measure, increased to $25.3 million from $21.2 million in the fiscal fourth quarter 2015, representing 19.4% growth. Adjusted EBITDA in the fiscal fourth quarter 2016 included an estimated $1.1 million benefit from the additional operating week in the quarter. On a comparable 16-week basis, Adjusted EBITDA increased 14.1%; and
  The opening of seven restaurants system wide, including five company-operated and two franchised restaurants.

Fiscal Year 2016 Highlights

  System-wide comparable restaurant sales growth of 4.8% and company-operated comparable restaurant sales growth of 4.7%, marking the 4th consecutive year of gains;
    Company-operated comparable restaurant sales growth comprised average check growth of 4.5%, including approximately 1% of menu mix growth, and a transaction increase of 0.2%, marking the 4th consecutive fiscal year with transaction growth;
  Total revenue of $452.1 million, representing 6.6% growth from fiscal year 2015. On a comparable 52-week basis, total revenue increased 4.7%;
  Restaurant sales of $434.1 million, representing 6.5% growth from fiscal year 2015. On a comparable 52-week basis, restaurant sales increased 4.5%;
  Net income increased to $20.9 million, representing diluted earnings per share of $0.53, compared to $4.8 million in fiscal year 2015. Fiscal year 2016 results included an estimated $0.01 benefit to diluted earnings per share from the additional operating week;
  Restaurant contribution margin, a non-GAAP financial measure, of 20.6%, an improvement of approximately 60 basis points from fiscal year 2015;
  Adjusted EBITDA, a non-GAAP financial measure, increased to $71.4 million from $65.0 million in fiscal year 2015, representing 9.9% growth. Adjusted EBITDA in fiscal year 2016 included an estimated $1.1 million benefit from the additional operating week in the year. On a comparable 52-week basis, adjusted EBITDA increased 8.2%; and
  The opening of 13 restaurants system wide, including 8 company-owned and 5 franchised restaurants.

Paul J.B. Murphy, III, Chief Executive Officer of Del Taco, commented, “Our solid fourth quarter results capped another successful year at Del Taco as we exceeded our annual guidance for comparable restaurant sales, total revenue, restaurant contribution margin and adjusted EBITDA, and delivered on our expectations for diluted earnings per share. We believe that these achievements are a testament to our brand strength, our diverse menu and marketing capabilities, and our restaurant teams who deliver great guest experiences.”

Murphy continued, “Our improving restaurant execution and progress on strategic objectives underpins our journey to cement Del Taco’s QSR+ value oriented positioning through Fresh Combined Solutions. For 2017, we have established four key catalysts for both sales and brand growth: 1) improving operational consistency and ease of execution; 2) driving trial and awareness of The Del Taco; 3) growing a new premium occasion with Platos; and 4) delivering new product news to keep the brand fresh. We are optimistic that these initiatives will enable us to take share from QSR, grow share among fast casual occasions, and move closer to our goal of $1.5 million in average unit volume by 2018.”

Murphy concluded, “Our development strategy is centered on quality of growth, and is balanced between existing and emerging markets, and across company restaurants as well as both established and new franchise partners. We are open to accretive transactions such as opportunistic franchise repurchases particularly when coupled with a new unit growth opportunity, as well as strategic refranchising paired with a franchise development opportunity. Our development pipeline reinforces our path to mid-single-digit restaurant growth in 2017 and paves the way towards high-single-digit growth beyond 2018.”

Review of Fiscal Fourth Quarter 2016 Financial Results

The Company's fiscal fourth quarter 2016 included 17 weeks compared to 16 weeks in the fiscal fourth quarter 2015. Total revenue was $150.2 million, an increase of 12.6% compared to $133.4 million in the fiscal fourth quarter 2015. The growth in revenue was driven by a 12.8% increase in Company restaurant sales and a 9.7% increase in franchise revenue. Total revenue attributed to the additional operating week was approximately $8.3 million. Total company restaurant sales attributed to the additional operating week was approximately $8.0 million.

Comparable restaurant sales increased 5.5% system-wide for the fiscal fourth quarter 2016, resulting in an impressive 11.3% increase on a two-year basis. The Del Taco system has now generated comparable restaurant sales growth for 13 consecutive quarters. Company-operated comparable restaurant sales increased 5.3%, marking the 18th consecutive quarter of comparable restaurant sales growth. Franchise comparable restaurant sales increased 5.8%.

Net income was $8.0 million, representing $0.20 per diluted share, compared to $4.8 million in the fiscal fourth quarter 2015, representing $0.12 per diluted share. Fiscal fourth quarter 2016 results included an estimated $0.01 benefit to diluted earnings per share from the additional operating week.

Restaurant contribution, a non-GAAP financial measure, increased 14.6% year-over-year to $31.1 million. Fiscal fourth quarter 2016 results included an estimated $1.4 million benefit to restaurant contribution from the additional operating week. On a comparable 16-week basis, restaurant contribution increased 9.4%.

As a percentage of Company restaurant sales, restaurant contribution increased approximately 30 basis points year-over-year to 21.5%. The increase was driven by an approximately 90 basis point improvement in food and paper costs and an approximately 90 basis point improvement in occupancy and other operating expenses, partially offset by an approximately 150 basis point increase in labor and related expenses. A reconciliation between restaurant contribution and the nearest GAAP financial measure is included in the accompanying financial data.

Adjusted EBITDA, a non-GAAP financial measure, increased 19.4% to $25.3 million compared to $21.2 million in the previous year’s fiscal fourth quarter. Adjusted EBITDA in the fiscal fourth quarter 2016 included an estimated $1.1 million benefit from the additional operating week. On a comparable 16-week basis, Adjusted EBITDA increased 14.1%. A reconciliation between adjusted EBITDA and the nearest GAAP financial measure is included in the accompanying financial data.

Restaurant Portfolio

During the fiscal fourth quarter 2016, Del Taco opened five company-operated and two franchised restaurants, and acquired five franchised restaurants in and around Bakersfield, CA. Two franchised restaurants were closed. For fiscal year 2016, Del Taco opened a total of 13 system-wide restaurants.

During the fiscal first quarter 2017, Del Taco sold two company-operated restaurants in San Diego, CA to a new franchisee that had previously signed a development commitment in the San Diego market. The Company also announced the signing of a new franchise development agreement for West Palm Beach, FL. These transactions reflect targeted and strategic opportunities to help accelerate system development.

Repurchase Program for Common Stock and Warrants

During the fiscal fourth quarter 2016, the Company repurchased 212,510 shares at an average price per share of $11.16 and 222,201 warrants at an average price per warrant of $3.45 for an aggregate of $3.1 million.

For fiscal year 2016, the Company repurchased 1,347,300 shares at an average price per share of $10.00 and 699,007 warrants at an average price per warrant of $2.54 for an aggregate of $15.2 million. As of the end of fiscal 2016 there was approximately $34.8 million remaining under the $50 million repurchase authorization.

Fiscal Year 2017 Guidance

The Company is providing the following guidance for fiscal year 2017, the 52-week period ending January 2, 2018 and currently expects the following for fiscal year 2017:

  System-wide same store sales growth of approximately 2.0% to 4.0%;
  Total revenue between $466 million and $476 million;
  Total company-operated restaurant sales between $448 million and $458 million;
  Restaurant contribution margin between 19.8% and 20.3%;

  General and administrative expenses of between approximately 8.1% and 8.5% of total revenue, including incremental public company costs to support compliance with the Sarbanes-Oxley Section 404(b) requirement during fiscal 2018;
  Effective tax rate of approximately 40.0%;
  Diluted earnings per share of approximately $0.52 to $0.55;
  Adjusted EBITDA between $71.0 million and $73.5 million;
  23 to 26 new system-wide restaurant openings; and
  Net capital expenditures totaling approximately $43.0 million to $46.0 million including approximately $16.0 to $17.0 million for new unit construction, approximately $12.5 to $13.5 million for capitalized maintenance, approximately $7.5 to $8.5 million for discretionary investment in equipment, technology and remodels, and up to approximately $7.0 million for land acquisition for development after 2017.

We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, a reconciliation to the corresponding GAAP financial measure is not available without unreasonable effort.

Conference Call

A conference call and webcast to discuss Del Taco’s financial results is scheduled for 8:00 a.m. ET today. Hosting the conference call and webcast will be Paul J.B. Murphy, III, Chief Executive Officer; John D. Cappasola, Jr., President and Chief Brand Officer; and Steven L. Brake, Executive Vice President and Chief Financial Officer.

Interested parties may listen to the conference call via telephone by dialing 1-201-689-8562. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 1-412-317-6671. The passcode is 13654200.

The webcast will be available at www.deltaco.com under the investors section and will be archived on the site shortly after the call has concluded.

Key Financial Definitions

Comparable restaurant sales growth reflects the change in year-over-year sales for the comparable company, franchise and total system restaurant base. Restaurants are included in the comparable store base in the accounting period following its 18th full month of operations and excludes restaurant closures.

Restaurant contribution is defined as company restaurant sales less restaurant operating expenses, which are food and paper costs, labor and related expenses and occupancy and other operating expenses. Restaurant contribution margin is defined as restaurant contribution as a percentage of company restaurant sales. Restaurant contribution and restaurant contribution margin are neither required by, nor presented in accordance with, GAAP. Restaurant contribution and restaurant contribution margin are supplemental measures of operating performance of restaurants and the calculations thereof may not be comparable to those reported by other companies. Restaurant contribution and restaurant contribution margin have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of results as reported under U.S. GAAP. Management believes that restaurant contribution and restaurant contribution margin are important tools for investors because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management uses restaurant contribution and restaurant contribution margin as key performance indicators to evaluate the profitability of incremental sales at Del Taco restaurants, to evaluate restaurant performance across periods and to evaluate restaurant financial performance compared with competitors. A reconciliation between restaurant contribution and the nearest GAAP financial measure is included in the accompanying financial data.

Adjusted EBITDA is defined as net income/loss prior to interest expense, income taxes, and depreciation and amortization, as adjusted to add back certain charges, such as stock-based compensation expense and transaction-related costs, as these expenses are not considered an indicator of ongoing company performance. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income/loss as a measure of operating performance or cash flows or as measures of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to GAAP results. We believe Adjusted EBITDA facilitates operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). We also present Adjusted EBITDA because (i) we believe this measure is frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry, (ii) we believe investors will find this measure useful in assessing our ability to service or incur indebtedness, and (iii) we use Adjusted EBITDA internally as a benchmark to compare performance to that of competitors. A reconciliation between Adjusted EBITDA and the nearest GAAP financial measure is included in the accompanying financial data.

About Del Taco Restaurants, Inc.

Del Taco (NASDAQ: TACO) offers a unique variety of both Mexican and American favorites such as burritos and fries, prepared fresh in every restaurant’s working kitchen with the value and convenience of a drive thru. Del Taco’s menu items taste better because they are made with quality ingredients like freshly grated cheddar, hand-chopped pico de gallo, sliced avocado, slow-cooked beans made from scratch, and fresh-grilled marinated chicken and carne asada. The brand’s UnFreshing Believable® campaign further communicates Del Taco’s commitment to provide guests with the best quality and value for their money. Founded in 1964, today Del Taco serves more than three million guests each week at its more than 550 restaurants across 15 states. For more information, visit www.deltaco.com.

Forward-Looking Statements

In addition to historical information, this release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information concerning Del Taco’s possible or assumed future results of operations, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based Del Taco’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “target,” “may,” “will,” “should,” “future,” “propose,” “preliminary,” “guidance,” “on track” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Del Taco’s management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks included, without limitation, consumer demand, our inability to successfully open company-operated or franchised restaurants or establish new markets, competition in our markets, our inability to grow and manage growth profitably, adverse changes in food and supply costs, our inability to access additional capital, changes in applicable laws or regulations, food safety and foodborne illness concerns, our inability to manage existing and to obtain additional franchisees, our inability to attract and retain qualified personnel, our inability to profitably expand into new markets, changes in, or the discontinuation of, the Company’s repurchase program, and the possibility that we may be adversely affected by other economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in Del Taco’s reports filed with the SEC, including under Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 29, 2015, and available at the SEC’s website at www.sec.gov and the Company’s website at www.deltaco.com.

Forward-looking statements included in this release speak only as of the date of this release. Del Taco undertakes no obligation to update its forward-looking statements to reflect events or circumstances after the date of this release or otherwise.

Del Taco Restaurants, Inc.
Consolidated Balance Sheets
(In thousands, except share and per share data)

	Successor
	January 3, 2017	December 29, 2015
Assets
Current assets:
Cash and cash equivalents	$8,795	$10,194
Accounts and other receivables, net	4,141	3,220
Inventories	2,718	2,806
Prepaid expenses and other current assets	4,204	3,545
Total current assets	19,858	19,765
Property and equipment, net	138,320	114,030
Goodwill	320,025	318,275
Trademarks	220,300	220,300
Intangible assets, net	24,782	28,373
Other assets, net	3,872	2,829
Total assets	$727,157	$703,572
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$16,427	$16,831
Other accrued liabilities	36,653	32,897
Current portion of capital lease obligations and deemed landlord financing liabilities	1,588	1,725
Total current liabilities	54,668	51,453
Long-term debt, capital lease obligations and deemed landlord financing liabilities, excluding current portion, net	173,743	167,968
Deferred income taxes	91,273	79,523
Other non-current liabilities	30,140	36,251
Total liabilities	349,824	335,195

Shareholders' equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 400,000,000 shares authorized; 39,153,503 shares issued and outstanding at January 3, 2017; 38,802,425 shares issued and outstanding at December 29, 2015	4	4
Additional paid-in capital	360,131	372,260
Accumulated other comprehensive loss	172	—
Retained earnings (accumulated deficit)	17,026	(3,887)
Total shareholders' equity	377,333	368,377
Total liabilities and shareholders' equity	$727,157	$703,572

Del Taco Restaurants, Inc.
Consolidated Statements of Comprehensive Income
(Unaudited)
(In thousands, except share and per share data)

	Successor
	17 Weeks Ended January 3, 2017	16 Weeks Ended December 29, 2015
Revenue:
Company restaurant sales	$144,424	$128,065
Franchise revenue	5,085	4,634
Franchise sublease income	726	716
Total revenue	150,235	133,415
Operating expenses:
Restaurant operating expenses:
Food and paper costs	40,055	36,696
Labor and related expenses	44,944	37,936
Occupancy and other operating expenses	28,348	26,310
General and administrative	12,148	11,677
Depreciation and amortization	6,954	6,986
Occupancy and other - franchise subleases	673	703
Pre-opening costs	509	325
Restaurant closure charges, net	556	1,996
Loss on disposal of assets	121	2
Total operating expenses	134,308	122,631
Income from operations	15,927	10,784
Other expenses, net:
Interest expense	2,038	1,927
Other income	—	(220)
Transaction-related costs	50	994
Total other expenses, net	2,088	2,701
Income from operations before provision for income taxes	13,839	8,083
Provision for income taxes	5,800	3,244
Net income	8,039	4,839
Other comprehensive income:
Change in fair value of interest rate cap, net of tax	294	—
Total other comprehensive income, net	294	—
Comprehensive income	$8,333	$4,839
Earnings per share:
Basic	$0.21	$0.12
Diluted	$0.20	$0.12
Weighted-average shares outstanding
Basic	39,164,127	38,802,425
Diluted	40,357,955	39,513,814

Del Taco Restaurants, Inc.
Consolidated Statements of Comprehensive Income
(In thousands, except share and per share data)

	Successor		Predecessor
	53 Weeks Ended January 3, 2017	26 Weeks Ended December 29, 2015	26 Weeks Ended June 30, 2015
Revenue:
Company restaurant sales	$434,064	$206,939	$200,676
Franchise revenue	15,676	7,328	6,693
Franchise sublease income	2,343	1,183	1,183
Total revenue	452,083	215,450	208,552
Operating expenses:
Restaurant operating expenses:
Food and paper costs	120,116	59,263	57,447
Labor and related expenses	135,725	61,448	61,120
Occupancy and other operating expenses	88,908	43,191	43,611
General and administrative	37,220	17,501	14,850
Depreciation and amortization	23,129	11,276	8,252
Occupancy and other - franchise subleases	2,207	1,140	1,109
Pre-opening costs	731	366	276
Restaurant closure charges, net	435	2,015	94
Loss on disposal of assets	312	3	99
Total operating expenses	408,783	196,203	186,858
Income from operations	43,300	19,247	21,694
Other expenses, net:
Interest expense	6,327	3,652	11,491
Other income	—	(220)	—
Transaction-related costs	731	12,972	7,255
Debt modification costs	—	78	139
Change in fair value of warrant liability	—	—	(35)
Total other expenses, net	7,058	16,482	18,850
Income from operations before provision for income taxes	36,242	2,765	2,844
Provision for income taxes	15,329	112	740
Net income	20,913	2,653	2,104
Other comprehensive income:
Change in fair value of interest rate cap, net of tax	172	—	(24)
Reclassification of interest rate cap amortization included in net income	—	—	58
Total other comprehensive income, net	172	—	34
Comprehensive income	$21,085	$2,653	$2,138
Earnings per share:
Basic	$0.54	$0.07	$0.38
Diluted	$0.53	$0.07	$0.37
Weighted-average shares outstanding
Basic	38,725,541	38,802,425	5,492,417
Diluted	39,274,649	40,249,993	5,610,859

Del Taco Restaurants, Inc.
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
(Unaudited)
(In thousands)

	Successor
	17 Weeks Ended January 3, 2017	16 Weeks Ended December 29, 2015
Net income	$8,039	$4,839
Non-GAAP adjustments:
Provision for income taxes	5,800	3,244
Interest expense	2,038	1,927
Depreciation and amortization	6,954	6,986
EBITDA	22,831	16,996
Stock-based compensation expense (a)	1,466	1,352
Loss on disposal of assets (b)	121	2
Restaurant closure charges, net (c)	556	1,996
Amortization of favorable and unfavorable lease assets and liabilities, net (d)	(187)	(221)
Transaction-related costs (f)	50	994
Pre-opening costs (h)	509	325
Other income (i)	—	(220)
Adjusted EBITDA	$25,346	$21,224

(a) Includes non-cash, stock-based compensation.
(b) Loss (gain) on disposal of assets includes the loss or gain on disposal of assets related to sales-leaseback transactions, sales, retirements and replacement or write-off of leasehold improvements, furniture, fixtures or equipment in the ordinary course of business, net of amortization of deferred gains on assets sales associated with sale-leaseback transactions and gains from disposal of assets related to eminent domain.
(c) Includes costs related to future obligations associated with the closure or net sublease shortfall of a restaurant.
(d) Includes amortization of favorable lease assets and unfavorable lease liabilities.
(f) Includes costs related to the offer to exchange the Company's common stock for each outstanding Company warrant in August 2016, the strategic sale process which commenced during 2014 and resulted in the March 2015 Stock Purchase Agreement with the Levy Newco Parties and the June 2015 Business Combination consummated pursuant to the Merger Agreement, and costs related to the secondary offering of common stock completed in October 2015.
(h) Pre-opening costs consist of costs directly associated with the opening of new restaurants and incurred prior to opening, including restaurant labor, supplies, cash and non-cash rent expense and other related pre-opening costs. These are generally incurred over the three to five months prior to opening.
(i) Gain of $0.2 million recorded in fiscal 2015 based on the amount of the liquidating distribution received in excess of our investment in four public partnerships.

Del Taco Restaurants, Inc.
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
(Unaudited)
(In thousands)

	Successor		Predecessor
	53 Weeks Ended January 3, 2017	26 Weeks Ended December 29, 2015	26 Weeks Ended June 30, 2015
Net income	$20,913	$2,653	$2,104
Non-GAAP adjustments:
Provision for income taxes	15,329	112	740
Interest expense	6,327	3,652	11,491
Depreciation and amortization	23,129	11,276	8,249
EBITDA	65,698	17,693	22,584
Stock-based compensation expense (a)	4,096	1,498	532
Loss on disposal of assets (b)	312	3	99
Restaurant closure charges, net (c)	435	2,015	94
Amortization of favorable and unfavorable lease assets and liabilities, net (d)	(607)	(364)	3
Debt modification costs (e)	—	78	139
Transaction-related costs (f)	731	12,972	7,255
Change in fair value of warrant liability (g)	—	—	(35)
Pre-opening costs (h)	731	366	276
Other income (i)	—	(220)	—
Adjusted EBITDA	$71,396	$34,041	$30,947

(a) Includes non-cash, stock-based compensation.
(b) Loss (gain) on disposal of assets includes the loss or gain on disposal of assets related to sales-leaseback transactions, sales, retirements and replacement or write-off of leasehold improvements, furniture, fixtures or equipment in the ordinary course of business, net of amortization of deferred gains on assets sales associated with sale-leaseback transactions and gains from disposal of assets related to eminent domain.
(c) Includes costs related to future obligations associated with the closure or net sublease shortfall of a restaurant.
(d) Includes amortization of favorable lease assets and unfavorable lease liabilities.
(e) Includes costs associated with debt refinancing transaction in August 2015 and March 2015.
(f) Includes costs related to the offer to exchange the Company's common stock for each outstanding Company warrant in August 2016, the strategic sale process which commenced during 2014 and resulted in the March 2015 Stock Purchase Agreement with the Levy Newco Parties and the June 2015 Business Combination consummated pursuant to the Merger Agreement, and costs related to the secondary offering of common stock completed in October 2015.
(g) Relates to fair value adjustments to the warrants to purchase shares of common stock of DTH that had been issued to certain of DTH's equity shareholders, all of which were exchanged for shares of common stock of DTH on March 20, 2015.
(h) Pre-opening costs consist of costs directly associated with the opening of new restaurants and incurred prior to opening, including restaurant labor, supplies, cash and non-cash rent expense and other related pre-opening costs. These are generally incurred over the three to five months prior to opening.
(i) Gain of $0.2 million recorded in fiscal 2015 based on the amount of the liquidating distribution received in excess of our investment in four public partnerships.

Del Taco Restaurants, Inc.
Reconciliation of Company Restaurant Sales to Restaurant Contribution
(Unaudited)
(In thousands)

	Successor
	17 Weeks Ended January 3, 2017	16 Weeks Ended December 29, 2015
Company restaurant sales	$144,424	$128,065
Restaurant operating expenses	113,347	100,942
Restaurant contribution	$31,077	$27,123
Restaurant contribution margin	21.5%	21.2%

Del Taco Restaurants, Inc.
Reconciliation of Company Restaurant Sales to Restaurant Contribution
(Unaudited)
(In thousands)

	Successor		Predecessor
	53 Weeks Ended January 3, 2017	26 Weeks Ended December 29, 2015	26 Weeks Ended June 30, 2015
Company restaurant sales	$434,064	$206,939	$200,676
Restaurant operating expenses	344,749	163,902	162,178
Restaurant contribution	$89,315	$43,037	$38,498
Restaurant contribution margin	20.6%	20.8%	19.2%

Del Taco Restaurants, Inc.
Restaurant Development

	17 Weeks Ended	16 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	January 3, 2017	December 29, 2015	January 3, 2017	December 29, 2015
Company-operated restaurant activity:
Beginning of period	300	306	297	304
Openings	5	3	8	6
Closures	—	(12)	(1)	(13)
Purchased from franchisee	5	—	6	—
Restaurants at end of period	310	297	310	297
Franchise-operated restaurant activity:
Beginning of period	246	241	247	243
Openings	2	6	5	6
Closures	(2)	—	(5)	(2)
Restaurants sold to Company	(5)	—	(6)	—
Restaurants at end of period	241	247	241	247
Total restaurant activity:
Beginning of period	546	547	544	547
Openings	7	9	13	12
Closures	(2)	(12)	(6)	(15)
Restaurants at end of period	551	544	551	544

CONTACT:
Media:
Julia Young, 646-277-1280
julia.young@icrinc.com
or
Investor Relations:
Raphael Gross, 203-682-8253
investor@deltaco.com